As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3145961
(State or other jurisdiction of	(I.R.S. Employer Identification No.
Incorporation or organization)

32 Wiggins Avenue
Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

2017 Omnibus Incentive Plan

(Full title of the plan)

Joseph G. Darling

Chief Executive Officer and President

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

(781) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mark L. Johnson		Charles H. Sherwood III
K&L Gates LLP		Anika Therapeutics, Inc.
One Lincoln Street		32 Wiggins Avenue
Boston, MA 02111		Bedford, MA 01730
(617) 261-3260		(781) 457-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value per share	1,500,000	$39.98	$59,970,000	$7,268.36

(1)	Consists of additional shares available for issuance under the registrant’s 2017 Omnibus Incentive Plan as approved by stockholders at Anika Therapeutics, Inc.’s 2019 annual meeting. In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Select Market on June 14, 2019.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2017 Omnibus Incentive Plan of the registrant is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-219190, filed by the registrant with the Securities and Exchange Commission on July 7, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The registrant’s Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the registrant’s directors for monetary damages for breach of their fiduciary duties as directors. The registrant’s Certificate of Incorporation and Bylaws provide that the registrant must indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Anika Therapeutics, Inc.
4.2	Bylaws of Anika Therapeutics, Inc.
5.1	Opinion of K&L Gates LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (as amended on June 18, 2019)
99.2	Form of Notice of Grant of Incentive Stock Option, including Terms and Conditions of Stock Option, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.3	Form of Notice of Grant of Nonqualified Stock Option, including Terms and Conditions of Stock Option, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.4	Form of Notice of Grant of Restricted Stock Award, including Terms and Conditions of Restricted Stock Award, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan
99.5	Form of Notice of Grant of Restricted Stock Unit, including Terms and Conditions of Restricted Stock Unit, granted under Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Massachusetts, as of June 21, 2019.

ANIKA THERAPEUTICS, INC.

/s/ Joseph G. Darling
Joseph G. Darling
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph G. Darling and Sylvia Cheung, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph G. Darling	Chief Executive Officer, President and Director	June 21, 2019
Joseph G. Darling	(Principal Executive Officer)

/s/ Sylvia Cheung	Chief Financial Officer and Treasurer	June 21, 2019
Sylvia Cheung	(Principal Financial and Accounting Officer)

/s/ Joseph L. Bower	Director and Chair of the Board of Directors	June 21, 2019
Joseph L. Bower

/s/ Cheryl R. Blanchard	Director	June 21, 2019
Cheryl R. Blanchard

/s/ Raymond J. Land	Director	June 21, 2019
Raymond J. Land

/s/ Glenn R. Larsen	Director	June 21, 2019
Glenn R. Larsen

/s/ Jeffrey S. Thompson	Director	June 21, 2019
Jeffrey S. Thompson

/s/ Susan L.N. Vogt	Director	June 21, 2019
Susan L.N. Vogt